PARTICIPATING FUNDS

[_] U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES CORE 10+ YEAR USD BOND ETF (ISHILTB)
    ISHARES 10+ YEAR CREDIT BOND ETF (ISHLCRD)
    U.S. Total Bond Index Master Portfolio (MIP_AGG)
    Nationwide Bond Index Fund (NW-BI)
    NVIT Bond Index Fund (NW-GBI)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    09-21-2015
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Praxair, Inc. (2026)

Selling Underwriter        Citigroup Global Markets Inc.,

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Citigroup Global Markets Inc., Deutsche Bank
                           Securities Inc., HSBC Securities (USA) Inc.,
                           Mitsubishi UFJ Securities (USA), Inc., BBVA
                           Securities Inc., BNY Mellon Capital Markets, LLC,
                           PNC Capital Markets LLC, Santander Investment
                           Securities Inc., SMBC Nikko Securities America,
                           Inc., TD Securities (USA) LLC, U.S. Bancorp
                           Investments, Inc., The Williams Capital Group, L.P.

TRANSACTION DETAILS

Date of Purchase      09-21-2015

Purchase Price/Share
(PER SHARE / % OF PAR)  $99.584  Total Commission, Spread or Profit      0.450%
                        --------                                         ------

1.  Aggregate Principal Amount Purchased (a+b)                     $ 14,080,000
                                                                   ------------

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $  2,350,000

    b.  Other BlackRock Clients                                    $ 11,730,000

2.  Aggregate Principal Amount of Offering                         $450,000,000
                                                                   ------------
FUND RATIO
[Divide Sum of #1 by #2]                                                 0.0312
Must be less than 0.25

                                                                    Page 1 of 2

Rule 10f-3 Report - Definitions

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[_] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dipankar Banerjee               Date:  09-24-2015
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Approved by:             Steven DeLaura                  Date:  09-24-2015
                         ------------------------------         ---------------
                         Global Syndicate Team Member

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the
                           Funds' participation in the offering by the Funds
                           and other accounts managed by BlackRock divided by
                           the total amount of the offering.

Rule 10f-3 Report - Definitions

TERM                       DEFINITION
Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than
                           the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities
                               (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

TERM                       DEFINITION
Eligible Municipal         The securities:
Securities
                           (a) are direct obligations of, or obligations
                               guaranteed as to principal or interest by, a
                               State or any political subdivision thereof, or
                               any agency or instrumentality of a State or any
                               political subdivision thereof, or any municipal
                               corporate instrumentality of one or more
                               States, or any security which is an industrial
                               development bond (as defined in section
                               103(c)(2) of Title 26) the interest on which is
                               excludable from gross income under certain
                               provisions of the Internal Revenue Code;

                           (b) are sufficiently liquid that they can be sold
                               at or near their carrying value within a reasonably short period of time; and

                           (c) either

                                (1) are subject to no greater than moderate
                                    credit risk; or

                                (2) if the issuer of the municipal securities,
                                    or the entity supplying the revenues or
                                    other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.

                           Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A         The securities are sold in an offering where
Offering
                           (a) the securities are offered or sold in
                               transactions exempt from registration under
                               Section 4(2) of the Securities Act of 1933,
                               Rule 144A thereunder, or Rules 501-508
                               thereunder;

                           (b) the securities were sold to persons that the
                               seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A
                               ("QIBs"); and

                           (c) the seller and any person acting on behalf of
                               the seller reasonably believe that the
                               securities are eligible for resale to other
                               QIBs pursuant to Rule 144A.

Government Securities      The security is issued or guaranteed as to
Offering                   principal or interest by the United States, or by a
                           person controlled or supervised by and acting as an
                           instrumentality of the Government of the United
                           States pursuant to authority granted by the
                           Congress of the United States; or any certificate
                           of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

TERM                       DEFINITION
U.S. Registered Public     The securities offered are registered under the
Offering.                  Securities Act of 1933 that are being offered to
                           the public.